Exhibit 32.1

                CERTIFICATION REQUIRED BY 18 U.S.C. SECTION 1350



In connection with the filing of the Annual Report on Form 10-Q for the quarter ended June 30, 2004 (the "Report") by Global Payment Technologies, Inc. ("Registrant"), each of the undersigned hereby certifies that to the best of their knowledge:


     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and


     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.




                             /s/ Thomas Oliveri
                             -----------------------------------------------
                             Thomas Oliveri
                             President and Chief Executive Officer





                             /s/ Thomas McNeill
                             -----------------------------------------------
                             Thomas McNeill
                             Vice President and Chief Financial Officer







Date: August 12, 2004




A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Global Payment Technologies, Inc. and will be retained by Global Payment Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.